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                                                                    EXHIBIT 99.2

               Q&A FOR RESPONSE TO INQUIRIES FROM ALLIED EMPLOYEES

TOPICS COVERED:

      -     THE CHAPTER 11 PROCESS

      -     WHAT IT MEANS FOR EMPLOYEES

      -     WAGES AND BENEFITS

      -     RETIREMENT BENEFITS

      -     PAYCHECKS AND EXPENSE CLAIMS

      -     MISCELLANEOUS POLICIES AND PRACTICES

      -     TEAMSTERS

      -     INACTIVE EMPLOYEES

THE CHAPTER 11 PROCESS

      1. WHAT IS CHAPTER 11? WHAT DOES IT MEAN TO VOLUNTARILY FILE FOR CHAPTER 11 REORGANIZATION?

            "Chapter 11" refers to the section of the U.S. Bankruptcy Code that allows a company to continue normal day-to-day business operations while it addresses its financial challenges and develops a plan to reorganize. Many other companies that have sought Chapter 11 protection continued to meet their employee payroll obligations and to maintain benefit programs in the period immediately following the filing. These companies also generally continued to serve their customers and to meet, under normal terms, their post-petition (that is, arising after the filing is made) obligations to their suppliers. We are confident that we have taken the necessary steps to do these things as well. However, conditions could change as Allied attempts to achieve long-term profitability.

      2.    WHY DID ALLIED FILE FOR CHAPTER 11 PROTECTION?

            Despite the progress we have made in our turnaround over the last few years, we are still confronting financial and operational challenges associated with a difficult external environment, including ongoing wage and benefit increases under our current multi-year agreement with the Teamsters, sharp decreases in vehicle production at our three largest customers, rising fuel costs not fully covered by customer fuel surcharge programs, an aging fleet and the Company's historically high debt level. These and other factors have restricted our liquidity and made it difficult to operate profitably.

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      3.    HOW WILL OUR CHAPTER 11 FILING HELP US?

            A Chapter 11 filing is not a miracle cure but it will provide a realistic opportunity to fix our Company. Our objective is to use the Chapter 11 process to create a financially stable company. We expect that the reorganization process will allow us to redesign our capital structure so that we have less debt and lower annual interest costs in servicing that debt. We will also attempt to reduce costs associated with our Teamster contract, address certain customer pricing issues (including certain customer fuel surcharges), invest in our fleet and take steps to improve our financial performance.

      4.    HOW WILL CHAPTER 11 AFFECT OUR OPERATIONS?

            It is "business as usual" at Allied. We do not expect the filing to have a significant impact on our day-to-day operations.

      5.    HOW LONG IS ALLIED'S CHAPTER 11 REORGANIZATION LIKELY TO TAKE?

            That's impossible to predict at this point. Our objective is to utilize the Chapter 11 process as long as necessary to implement a successful plan of reorganization.

      6. DOES ALLIED HAVE ENOUGH MONEY TO CONTINUE OPERATING WHILE IT IS IN ITS CHAPTER 11 PROCEEDINGS?

            One of the benefits of filing for Chapter 11 is that we have been able to enter into an agreement for $230 million in new financing from a group led by GE Commercial Finance, Morgan Stanley Senior Funding, Inc. and Marathon Structured Finance Fund, L.P. This new financing, known as a Debtor-in-Possession (or DIP) facility, will replace our previous $203.6 million credit facility as soon as the court approves it, and we expect that shortly. This new arrangement provides attractive pricing, flexibility and the additional funds we believe we need to effectively operate our business and to continue to invest in our fleet.

      7.    WHAT IS DIP FINANCING?

            Debtor-in-Possession (DIP) financing is a special line of credit a company can obtain and use when it is in Chapter 11 to help meet its ongoing financial needs during reorganization.

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      8.    WHAT ASSURANCE CAN YOU PROVIDE THAT THERE IS A BRIGHTER FUTURE AHEAD
            FOR ALLIED?

            There are no guarantees, but we believe Chapter 11 will provide us with a realistic opportunity to implement long-term solutions that will ultimately lead to a stable and profitable Allied.

      9. HOW LONG WILL THE DIP RESOURCES LAST? WON'T WE JUST HAVE ANOTHER CASH CRUNCH IN A FEW MONTHS?

            The DIP facility is intended to help the company get back on its feet financially during the Chapter 11 process. It will supplement our existing cash flow, which should get stronger as we continue to take action to strengthen our financial performance.

      10. WHAT DOES THE CHAPTER 11 FILING MEAN FOR OUR RELATIONSHIPS WITH OUR VENDORS AND SUPPLIERS?

            Our corporate fleet and purchasing department will be communicating actively with our key vendors and suppliers to ensure that we take every appropriate step to maintain normal fleet and garage operations.

WHAT IT MEANS FOR EMPLOYEES

      1. HOW WILL CHAPTER 11 AFFECT STAFFING LEVELS AT ALLIED? WILL THERE BE LAYOFFS?

            We do not have any plans for layoffs at this time. Of course, we will continue to watch all of our business operations closely and will make adjustments only if it is necessary and appropriate to do so.

      2.    WILL ANY TERMINALS BE CLOSED?

            We do not have any plans for terminal closings at this time. Of course, we will continue to watch all of our business operations closely and will make adjustments only if it is necessary and appropriate to do so.

      3. WILL THERE BE ANY CHANGES IN THE SENIOR MANAGEMENT TEAM OR BOARD OF DIRECTORS AS A RESULT OF THE CHAPTER 11 FILING?

            There have currently been no changes in Allied's management team or Board of Directors as a result of the Chapter 11 filing. However, changes of this kind do sometimes occur during the reorganization process

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            following a Chapter 11 filing, but they generally do not occur solely as a result of the Chapter 11 filing.

      4. WILL ANY SPECIAL TRUSTEES, RECEIVERS OR OTHER THIRD PARTIES BE ADDED TO THE BOARD AS A RESULT OF THE FILING?

            The filing has not resulted in any change in Allied's Board of Directors. While it is always possible that the composition of the Board could be changed in the future, a Chapter 11 filing does not automatically result in such changes.

      5. BANKRUPTCY COURTS HAVE AUTHORIZED OTHER COMPANIES THAT FILED FOR CHAPTER 11 PROTECTION TO DESIGN PLANS TO AVOID THE DEPARTURE OF KEY EMPLOYEES. DOES ALLIED HAVE ANY PLANS IN THIS REGARD?

            Plans to retain key employees generally require Bankruptcy Court approval. We have asked the court for authorization to implement a plan that is consistent with the recognized practice in other reorganization cases. However, the Court has not yet approved this plan.

      6.    HOW DO I FIND OUT IF THE ALLIED KEY EMPLOYEE RETENTION PROGRAM
            (KERP) APPLIES TO ME?

            Employees in the KERP will be notified directly on an individual basis.

      7.    WHAT CAN EMPLOYEES DO TO HELP DURING THE REORGANIZATION PROCESS?

            At this critical moment in our long history, all Allied employees -- regardless of their job function, title or location -- must continue to focus on improving profitability and delivering outstanding service to our customers. Now, more than ever, it is vitally important for you to do the very best job possible.

      8.    WHERE SHOULD EMPLOYEES GO FOR INFORMATION ABOUT THE REORGANIZATION?

            The senior management team will continue to communicate with you directly as we move forward with the process, and we will also provide periodic updates to your Terminal Manager, Department Head, or Garage Manager. We also encourage you to review the materials posted on Allied's website at www.alliedholdings.com. You will find a new Reorganization Information Section there. You can access employee information on the website by clicking on "Reorganization Information", then clicking on "Employee Information", and finally logging in by using

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            your first and last name and your employee identification number as it appears on your paycheck statement.

WAGES AND BENEFITS

      1. DOES THE COMPANY HAVE ENOUGH CASH TO MEET ITS PAYROLL OBLIGATIONS? WILL IT NEED SPECIAL COURT AUTHORIZATION TO DO SO?

            Allied has sufficient funds to meet its payroll obligations. We have asked for court approval to ensure that employees will be paid in the normal manner, and as is customary in most Chapter 11 cases, we fully expect to receive the Court's authorization.

      2.    WILL THERE BE ANY CHANGES IN EMPLOYEE PAY GOING FORWARD?

            We expect that the proceedings will not affect our current compensation policies.

      3.    WILL OVERTIME STILL BE OFFERED?

            Yes, as required. We expect that the proceedings will not affect our current compensation policies.

      4. NOW THAT ALLIED HAS FILED FOR CHAPTER 11, WHAT WILL HAPPEN TO THE ALLIED COMMON STOCK AND/OR STOCK OPTIONS I OWN?

            Our common stock was traded on the American Stock Exchange before we filed for bankruptcy and we presently anticipate that it will continue to be traded on the American Stock Exchange until our request for delisting from the Exchange is approved. Once our shares are delisted from the American Stock Exchange, we presently believe that the shares will be included in the Daily Over-the-Counter Bulletin Board or quoted on the Pink Sheets, which is a daily listing of bid and ask prices for Over-The-Counter stocks not included on the Daily Bulletin Board. In addition, the Company has requested that the bankruptcy court approve an order preventing the sale or trading of shares by shareholders owning or seeking to acquire 5% or more of the Company's stock without first providing appropriate notice procedures regarding such trading. The Company has made this request in order to prevent potential trades of stock that could negatively impact the Company's net operating loss tax attributes.

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      5.    WHAT IS THE STATUS OF THE EMPLOYEE STOCK PURCHASE PLAN (ESPP)?

            There is no change in the status of our ESPP. Allied suspended the ESPP on June 22, 2005, and reimbursed employees for contributions made by payroll deduction during the Second Quarter of 2005. Vesting restrictions were also lifted at that time.

      6. WILL THE CHAPTER 11 FILING AFFECT EMPLOYEE HEALTH CARE BENEFITS (SUCH AS MEDICAL, VISION OR DENTAL PLANS) AND EMPLOYEE LIFE INSURANCE OR DISABILITY BENEFITS?

            We have asked for court approval to ensure that your health and welfare benefits, including medical, vision, dental, life insurance and disability benefits will continue as usual. We expect the court to approve our request.

      7. WILL THE CHAPTER 11 FILING HAVE ANY IMPACT ON THE 2005 BENEFITS OPEN ENROLLMENT PROCESS? WILL THE ENROLLMENT PERIOD BE EXTENDED?

            The Chapter 11 filing will not affect the open enrollment process.

      8. I RECEIVE MY MEDICAL BENEFITS UNDER A UAW PLAN. HOW DOES THIS FILING IMPACT THAT PLAN?

            UAW members should contact their local union official for information regarding this plan. At this stage of the process, we have asked for court approval to ensure that your healthcare benefits continue as usual, and we expect the court to approve that request.

      9.    CAN I STILL FILE MY MEDICAL AND DENTAL INSURANCE CLAIMS?

            Yes. You can and should file your claims as you normally would.

      10.   HOW DOES THIS FILING IMPACT MY FLEXIBLE SPENDING ACCOUNTS?

            We have asked the court to authorize the continuation of employee flexible spending accounts, and we expect the court to approve that request.

      11.   HOW DOES THIS FILING IMPACT MY HEALTHCARE SAVINGS ACCOUNT (HSA)?

            We have asked the court to authorize the continuation of employee HSA's, and we expect the court to approve that request.

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      12. WILL COBRA BENEFITS BE CONTINUED?

            Yes. We expect that COBRA continuation coverage will continue.

RETIREMENT BENEFITS

      1. ARE THE ASSETS IN ALLIED'S 401(k) PLANS PROTECTED FROM CREDITORS' CLAIMS IN THE BANKRUPTCY PROCEEDINGS?

            Yes. Federal law protects the funds in 401(k) savings plans from the claims of a company's creditors. This means that Allied cannot use these assets to meet its other obligations or to pay its debts.

      2. IS IT POSSIBLE THAT ALLIED'S NON-BARGAINING UNIT DEFINED BENEFIT PENSION PLAN COULD BE CHANGED OR TERMINATED AS A RESULT OF ITS CHAPTER 11 FILING?

            Allied's non-bargaining unit Defined Benefit Pension Plan has not been terminated. Pension plans are not automatically terminated when an employer files for protection under Chapter 11. In fact, qualified pension plans cannot be terminated unless they meet the standards for termination set out by federal law, and a decision to seek to terminate a pension plan would have to comply with those standards.

            It is possible, however, that there could be future changes to the pension plans as Allied continues to take steps to achieve long-term viability. Any such changes would be announced at the appropriate time. However, at this time, no decision has been reached as to the Allied Defined Benefit Pension Plan.

      3. WHAT HAPPENS TO THE ACCOUNTS OF EMPLOYEES WHO ARE PARTICIPANTS IN THE 401(k) PLAN?

            The assets in our 401(k) Plan are held in a trust, which is separate from the Company. These assets are protected under federal law against the claims of Allied's creditors, which means that the Company can't use any of these assets to meet other obligations or to pay its debts. While the Company could make changes to such a plan during the Chapter 11 proceeding, those changes would only affect future company contributions to the plan, not past contributions. Irrespective of a Chapter 11 filing, all investments contained in an individual's 401(k) account are subject to some level of market risk.

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4.    NOW THAT ALLIED HAS FILED FOR CHAPTER 11, CAN EMPLOYEES ACCESS THEIR
      401(k) ACCOUNT FUNDS BEFORE RETIREMENT WITHOUT INCURRING PENALTIES?

      No. The IRS rules for 401(k) withdrawals remain in place and will not change as a result of the Company's Chapter 11 filing.

5.    WHAT HAPPENS TO THE ALLIED COMMON STOCK THAT'S ALREADY IN MY 401(k)?

      In June 2000, Allied announced that no new money would be accepted into the Allied Common Stock Fund, effective November 1, 2000. In January 2005, we announced that we would remove the Allied Common Stock Fund from our 401(k) lineup, effective December 16, 2005. Members who were still invested in this fund were informed that if they did not transfer these stock funds to other investment options, the stock would be sold at their market value as of December 15, 2005, and the funds would be transferred within the account based on how new contributions were allocated. Many individuals who were invested in the Allied Common Stock Fund sold their shares early in the year; however, there are still a number of members who are holding stock in the fund.

      To sell Allied stock in the 401(k), contact Principal at 1-800-547-7754 or go online at www.principal.com.

6. WHAT HAPPENS TO MY TEAMSTERS/UAW 401(k) OR UAW DEFINED BENEFIT PENSION PLANS? HOW ARE THOSE PLANS IMPACTED BY THE FILING?

      The Chapter 11 filing should have no effect on the Teamster 401 (k). Federal law protects the funds in 401(k) savings plans from the claims of a company's creditors and protects the plans from retroactive changes. This means that Allied cannot use these assets to meet its other obligations or to pay its debts.

      We cannot predict at this time how the filing may affect defined benefit plans for our bargaining unit employees. Union employees should contact their local union officials.

7. WILL THERE BE ANY IMPACT ON RETIREE MEDICAL BENEFITS AS A RESULT OF THE CHAPTER 11 FILING?

      At this time, no decision has been reached regarding the retiree Medical benefits. However, we have asked the court for authorization to continue retiree medical benefits as usual. We expect to receive that authorization shortly.

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      8.    CAN EMPLOYEES PROTECT THEIR PENSION BY RETIRING NOW RATHER THAN
            WAITING TO RETIRE AT SOME LATER DATE?

            We cannot predict at this time how the filing may affect certain benefits plans for our bargaining unit employees. Of course, decisions about retirement are a personal matter that each employee needs to make on his or her own. You may want to seek advice from a legal or financial advisor.

      9. IF I RETIRE NOW, ARE MY PENSION ASSETS ANY SAFER THAN IF I RETIRE AT A LATER DATE?

            Decisions about retirement are a personal matter that each employee needs to make on his or her own. You should seek advice from a legal or financial advisor.

PAYCHECKS AND EXPENSE CLAIMS

      1.    WHEN WILL I NEXT BE PAID?

            Your next paycheck (or direct deposit) and expense reimbursement will be made as usual according to Allied's regular payroll schedule.

      2. WILL THERE BE ANYTHING DIFFERENT ABOUT ALLIED'S PAYCHECKS AS A RESULT OF THE CHAPTER 11 FILING?

            No.

      3.    WILL MY BANK/CREDIT UNION STILL ACCEPT MY PAYCHECK OR DIRECT
            DEPOSIT?

            Every paycheck issued or direct deposit made by Allied should be honored. However, if you experience any problems cashing your paycheck or in having an institution honor your direct deposit, please contact Paul Brooks at 404-370-4295.

      4. WHO SHOULD I CONTACT IF I HAVE A PROBLEM WITH MY PAYCHECK OR DIRECT DEPOSIT?

            If you have any problems cashing your paycheck or in having an institution honor your direct deposit, please contact 404-370-4295.

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      5.    CAN I CONTINUE TO CHARGE MY BUSINESS EXPENSES?

            Yes. You may do so as you have in the past, following the same procedures for submitting any qualified business expenses in accordance with company policy.

MISCELLANEOUS POLICIES AND PRACTICES

      1.    CAN EMPLOYEES CONTINUE TO RECEIVE SICK TIME PAY IF THEY ARE
            ELIGIBLE?

            Yes. As is typical in Chapter 11 cases, we expect that the proceedings will not affect such policies. If the Company does make changes to such policies in connection with its continued cost-reduction efforts, any changes would be announced through our normal communication channels.

      2.    CAN EMPLOYEES CONTINUE TO TAKE HOLIDAYS AND VACATION DAYS?

            Yes. As is typical in Chapter 11 cases, we expect that the proceedings will not affect such policies. If the Company does make changes to such policies in connection with its continued cost-reduction efforts, any changes would be announced through our normal communication channels.

      3.    CAN I STILL COLLECT FOR ACCRUED, BUT UNUSED, VACATION TIME?

            Yes. As is typical in Chapter 11 cases, we expect that the proceedings will not affect such policies. If the company makes changes to such policies in connection with its cost-reduction review, any changes would be announced through our normal communication channels.

      4. CAN EMPLOYEES CONTINUE TO TAKE TIME OFF FOR BEREAVEMENT, MILITARY LEAVE, JURY DUTY AND/OR FAMILY AND MEDICAL LEAVE?

            Yes. As is typical in Chapter 11 cases, we expect that the proceedings will not affect such policies. If the company makes changes to such policies in connection with its cost-reduction review, any changes would be announced through our normal communication channels.

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      5.    I'M AN EMPLOYEE WHO RECENTLY RELOCATED, AND THE COMPANY IS IN THE
            PROCESS OF REIMBURSING ME FOR MY RELATED EXPENSES. WHAT WILL HAPPEN TO MY RELOCATION PACKAGE AS A RESULT OF THE FILING?

            We have asked the court to authorize completion of the Company's duty under our relocation packages. We expect the court to approve our request.

TEAMSTERS

      1. WHAT ABOUT THE HEALTH, WELFARE AND PENSION PROGRAMS FOR OUR TEAMSTER EMPLOYEES AND OTHER BARGAINING UNIT EMPLOYEES?

            Health, welfare and pension programs for our Teamster employees and other bargaining unit employees are covered by collective bargaining agreements. While we have asked the court for authorization to continue to pay these benefits at the present time, it is not possible to predict whether the filing will ultimately have any effect on our bargaining unit employee health, welfare or pension plans.

      2.    ARE THE TEAMSTERS THE REASON ALLIED HAD TO FILE FOR CHAPTER 11?

            Allied's ongoing wage and benefit increases under our current multi-year agreement with the Teamsters are clearly one of the primary factors that restricted our liquidity and made it difficult to operate profitably. The other factors include sharp decreases in vehicle production at our three largest coutomers, rising fuel costs and the Company's historically high debt level.

      3. WHAT HAPPENS NOW WITH THE TEAMSTERS COLLECTIVE BARGAINING AGREEMENT? WHEN WILL YOU BEGIN NEGOTIATIONS TO CHANGE IT?

            No decision has yet been reached.

      4.    WHAT CONCESSIONS WILL ALLIED ASK FOR DURING THOSE NEGOTIATIONS?

            No decision has yet been reached

      5. WILL THE COMPANY MOVE TO REJECT THE COLLECTIVE BARGAINING AGREEMENT? WHAT IS INVOLVED IN SUCH AN ACTION?

            No decision has yet been reached.

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INACTIVE EMPLOYEES

      1. I AM CURRENTLY AN INACTIVE EMPLOYEE. WILL THE CHAPTER 11 FILING CHANGE THE PROCESS BY WHICH EMPLOYEES ARE RECALLED TO AN ACTIVE POSITION?

            No. The Chapter 11 filing does not change the recall process.

      2.    WILL THE CHAPTER 11 FILING AFFECT MY BENEFITS AS AN INACTIVE
            EMPLOYEE?

            We have asked the court to authorize the continuation of the benefits Allied provides to inactive employees. We expect to receive the court's approval promptly.

            However, Allied can amend, modify or terminate benefits at any time. If modifications are made or benefits are terminated, any such action could be applied to active and/or inactive employees and their dependents, participants in a leave of absence program or other programs, as well as to any other participants in Allied's benefit plans.

      3. I AM ON A LEAVE OF ABSENCE. DOES THE CHAPTER 11 FILING AFFECT ANY OF MY BENEFITS?

            We have asked the court to authorize the continuation of the benefits that Allied provides to employees on leaves of absence. We expect to receive the court's approval promptly.

            However, Allied can amend, modify or terminate benefits at any time. If modifications are made or benefits are terminated, any such action could be applied to active and/or inactive employees and their dependents, participants in a leave of absence program or other programs, as well as to any other participants in Allied's benefit plans.

      4. I'M A FORMER ALLIED EMPLOYEE CURRENTLY RECEIVING SEVERANCE PAYMENTS. HOW DOES THIS DEVELOPMENT AFFECT MY SEVERANCE AGREEMENT? WHAT WILL HAPPEN TO MY SEVERANCE PAYMENTS?

            No decision has yet been reached.

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      5.    I AM ON A MILITARY LEAVE OF ABSENCE. BEFORE BEGINNING MY LEAVE, MY
            SUPERVISOR TOLD ME THAT WHEN I RETURNED, I WOULD BE REINSTATED TO THE JOB I PREVIOUSLY HELD, OR IF THAT POSITION WERE ELIMINATED, THAT I WOULD BE REINSTATED IN A SIMILAR POSITION. NOW THAT ALLIED HAS FILED FOR CHAPTER 11, DOES THAT STILL APPLY?

            Yes. The Chapter 11 filing does not affect Allied's policies for employees on military leave or other leaves of absence.

INTERNATIONAL OPERATIONS

      1. HAS ALLIED INITIATED BANKRUPTCY PROCEEDINGS IN ANY COUNTRY OTHER THAN IN THE U.S.?

            Yes, in Canada.

      2. HOW WILL THE CHAPTER 11 FILING AFFECT ALLIED'S OPERATIONS OUTSIDE THE U.S.?

            We do not expect the filing to have a significant impact on our day-to-day operations -- either within or outside the U.S. We are open for business as usual throughout the Company.

      3. HOW WILL ALLIED/AXIS EMPLOYEES OUTSIDE OF THE U.S. BE AFFECTED BY THE CHAPTER 11 FILING?

            Just as we do not expect the filing to have a dramatic impact on our day-to-day U.S. operations, we do not expect it to significantly affect our business outside the U.S. Like our U.S. employees, our employees outside the U.S. will be paid in the normal manner, and your health and welfare benefits will continue as usual

      4. WILL THERE BE ANY CHANGES IN PAY OR BENEFITS FOR ALLIED EMPLOYEES IN CANADA OR FOR AXIS EMPLOYEES IN MEXICO AND SOUTH AFRICA?

            Like our U.S. employees, our employees outside the U.S. will be paid in the normal manner, and your health and welfare benefits will continue as usual.

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